As filed with the Securities and Exchange Commission on April 1, 2024

No. 33-90410

No. 333-29537

No. 333-29529

No. 333-47784

No. 333-100646

No. 333-109744

No. 333-135703

No. 333-160223

No. 333-176061

No. 333-188008

No. 333-212044

No. 333-224829

No. 333-235635

No. 333-235636

No. 333-239006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-90410

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-29537

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-29529

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-47784

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100646

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-109744

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135703

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-160223

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176061

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188008

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212044

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224829

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235635

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235636

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-239006

UNDER

THE SECURITIES ACT OF 1933

CALLON PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	64-0844345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Briarlake Plaza

2000 W. Sam Houston Parkway S., Suite 2000

Houston, Texas 77042

(281) 589-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1994 STOCK INCENTIVE PLAN

CALLON PETROLEUM COMPANY 1996 STOCK INCENTIVE PLAN

CALLON PETROLEUM COMPANY 1997 EMPLOYEE STOCK PURCHASE PLAN

CALLON PETROLEUM COMPANY 2002 STOCK INCENTIVE PLAN

CALLON PETROLEUM COMPANY EMPLOYEE SAVINGS AND PROTECTION PLAN

CALLON PETROLEUM COMPANY 2006 STOCK INCENTIVE PLAN

CALLON PETROLEUM COMPANY 2009 STOCK INCENTIVE PLAN

CALLON PETROLEUM COMPANY 2011 OMNIBUS INCENTIVE PLAN

CALLON PETROLEUM COMPANY 2018 OMNIBUS INCENTIVE PLAN

2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC

CALLON PETROLEUM COMPANY 2020 OMNIBUS INCENTIVE PLAN

(Full title of plan)

P. Anthony Lannie

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(713) 296-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel A. Neff

Zachary S. Podolsky

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Callon Petroleum Company, a Delaware corporation (the “Registrant”), deregister all shares of the Registrant’s common stock, par value $0.01 per share (“common stock”), remaining unsold or otherwise unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission:

•

Registration Statement on Form S-8 (No. 33-90410), which was filed with the U.S. Securities and Exchange Commission on March 17, 1995, registering shares of common stock issuable under the Registrant’s 1994 Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-29537), which was filed with the U.S. Securities and Exchange Commission on June 19, 1997, as amended February 5, 1999 and October 11, 2020, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 1996 Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-29529), which was filed with the U.S. Securities and Exchange Commission on June 19, 1997, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 1997 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-47784), which was filed with the U.S. Securities and Exchange Commission on October 11, 2000, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 1996 Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-100646), which was filed with the U.S. Securities and Exchange Commission on October 21, 2002, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 2002 Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-109744), which was filed with the U.S. Securities and Exchange Commission on October 16, 2003, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company Employee Savings and Protection Plan.

•

Registration Statement on Form S-8 (No. 333-135703), which was filed with the U.S. Securities and Exchange Commission on July 11, 2006, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 2006 Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-160223), which was filed with the U.S. Securities and Exchange Commission on June 25, 2009, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 2009 Stock Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-176061), which was filed with the U.S. Securities and Exchange Commission on August 4, 2011, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 2011 Omnibus Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-188008), which was filed with the U.S. Securities and Exchange Commission on April 19, 2013, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company Employee Savings and Protection Plan.

•

Registration Statement on Form S-8 (No. 333-212044), which was filed with the U.S. Securities and Exchange Commission on June 15, 2016, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 2011 Omnibus Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-224829), which was filed with the U.S. Securities and Exchange Commission on May 10, 2018, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 2018 Omnibus Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-235635), which was filed with the U.S. Securities and Exchange Commission on December 20, 2019, as amended June 8, 2020, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 2018 Omnibus Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-235636), which was filed with the U.S. Securities and Exchange Commission on December 20, 2019, registering shares of common stock issuable under the Registrant’s 2017 Incentive Plan of Carrizo Oil & Gas, Inc.

•

Registration Statement on Form S-8 (No. 333-239006), which was filed with the U.S. Securities and Exchange Commission on June 8, 2020, registering shares of common stock issuable under the Registrant’s Callon Petroleum Company 2020 Omnibus Incentive Plan.

On April 1, 2024, pursuant to the Registrant’s previously announced Agreement and Plan of Merger, dated January 3, 2024, by and among the Registrant, APA Corporation, a Delaware corporation (“APA”), and Astro Comet Merger Sub Corp., a Delaware corporation and wholly owned, direct subsidiary of APA (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned, direct subsidiary of APA.

In connection with the closing of the Merger, the offerings pursuant to each of the Registration Statements has been terminated. In accordance with undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the shares of common stock that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all shares of common stock that were registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 1st day of April, 2024.

CALLON PETROLEUM COMPANY

By:	/s/ Stephen J. Riney
Name:	Stephen J. Riney
Title:	President and Chief Financial Officer

Note: No other person is required to sign these Post-Effective Amendments to Form S-8 Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.

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